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                                                                      EXHIBIT 16

[LETTERHEAD OF BERTHIN AMENGUAL & ASOCIADOS, EDIFICIO MULTICENTRO,
TORRE B PISO 12, C.  ROSENDO GUTIERREZ S/N Y AV.  ARCA, LA PAZ, BOLIVIA]


                                                                 October 3, 2001


VIA DHL COURIER

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
DIVISION OF CORPORATE FINANCE
450 FIFTH STREET, N.W.

WASHINGTON, D.C.  20549

                  RE: DELTA INTERNATIONAL MINING AND EXPLORATION, INC. FORM 10-SB FOR FISCAL YEAR ENDED SEPTEMBER 30, 2000 REG. 228.304(a)(3)

I have analyzed the statements made in ITEM 3 of the Form 10-SB you have enclosed and I communicate to you that I'm completely in agreement with it.

Feel free to call if you have any question or doubt.

Sincerely,


/s/ Hugo Berthin Amengual
------------------------------------
Hugo Berthin Amengual
DIRECTOR
BERTHIN AMENGUAL & ASOCIADOS

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